Exhibit 99.1

Breitburn Energy Partners Acquires
Bolt-On Properties in Permian Basin

LOS ANGELES, October 27, 2014 - Breitburn Energy Partners LP (NASDAQ:BBEP) announced that it acquired oil and gas properties adjacent to its existing Midland Basin operating areas from Antares Energy (ASX:AZZ) on October 24, 2014. The purchase price is $50 million, subject to customary post-closing adjustments, plus 4.3 million Breitburn common units.

Hal Washburn, Breitburn’s CEO said, “We are pleased to bolt-on these properties to our portfolio in the Permian. This prospective acreage dovetails nicely with our existing Howard County acreage and greatly enhances the horizontal development program in the Permian that we announced last quarter. In addition, our expanded, contiguous footprint will provide us with greater flexibility in our ongoing discussions with potential operators and financial sponsors to create more ‘MLP friendly’ assets from our horizontal program.”

A summary of the key highlights of the transaction are included below:

•	~4,600 gross (~3,700 net) acres in Howard County

•	Estimated average daily production for October of ~600 boepd

•	Increases Breitburn’s Midland Basin gross surface acreage by ~25% and gross effective acreage by ~20%

•	Adds 32 potential horizontal locations to Breitburn’s existing inventory

•	Potential for at least 160 laterals (gross) on multiple benches

•	100% operated; ~80% average working interest

•	Acreage includes infrastructure to support horizontal drilling

•	The transaction has an effective date of October 1, 2014

About Breitburn Energy Partners LP

Breitburn Energy Partners LP is a publicly-traded independent oil and gas master limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties throughout the United States. Breitburn’s producing and non-producing crude oil and natural gas reserves are located in Michigan, Oklahoma, Texas, Wyoming, California, Florida, Indiana and Kentucky. See www.breitburn.com for more information.

Private Placement

Breitburn’s common units to be issued as partial consideration in connection with this acquisition will be issued in a private placement and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The number of common units being issued as partial consideration in connection with this acquisition will not be adjusted to account for changes in the unit price or for purchase price adjustments.
The information contained in this press release is neither an offer to sell nor a solicitation of an offer to buy any of Breitburn’s common units or any other securities of Breitburn.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to Breitburn’s operations that are based on management’s current expectations, estimates and projections about its operations. Words and phrases such as

“believe,” “expect,” “future,” “impact,” “intend,” “will be” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to Breitburn’s financial performance and results, availability of sufficient cash flow and other sources of liquidity to execute our business plan, prices and demand for natural gas and oil, increases in operating costs, uncertainties inherent in estimating our reserves and production, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, risks relating to our acquisitions, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Breitburn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Contacts:

Antonio D’Amico
Vice President, Investor Relations & Government Affairs
or
Jessica Tang
Investor Relations, Manager
(213) 225-0390
BBEP-IR

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